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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) March 17, 2002

                              UNITED RENTALS, INC.
                      UNITED RENTALS (NORTH AMERICA), INC.
             (EXACT NAME OF REGISTRANTS AS SPECIFIED IN ITS CHARTER)

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         Delaware                         1-14387               06-1522496
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         Delaware                         1-13663               06-1493538
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(State or Other Jurisdiction of    (Commission file Number)    (IRS Employer
         Incorporation)                                      Identification No.)
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Five Greenwich Office Park, Greenwich, Connecticut 06830
(Address of Principal Executive Offices)    (Zip Code)

Registrant's telephone number, including area code (203) 622-3131

Four Greenwich Office Park, Greenwich, Connecticut 06830
(Former Address of Principal Executive Offices)


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Item 5. Other Materially Important Events.


     The Company has purchased 339,213 shares of its common stock from the Colburn Music Fund at $29.48 per share, for an aggregate purchase price of $10 million. The Company has also purchased 50,882 shares of its common stock from Ayr Inc. at $29.48 per share, for an aggregate purchase price of $1,500,000. Richard Colburn owns all of the outstanding shares of Ayr Inc. and is also a director of the Company and of the Colburn Music Fund.

     The Colburn Music Fund, Ayr Inc. and Mr. Colburn agreed that without the consent of the Company they would not sell any shares of common stock of the Company during the 180-day period to and including September 12, 2002. The Colburn Music Fund, Ayr Inc. and Mr. Colburn also agreed that without the consent of the Company they would not exercise any demand registration right that would require the filing of a registration statement before the end of this 180-day lock-up period.

     Copies of the agreements relating to the purchase and lock-up are filed as exhibits to this Report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

Exhibits

99.1 Purchase and Lock-Up Agreement among Richard D. Colburn and AYR Inc. and United Rentals, Inc., dated March 17, 2002.

99.2 Purchase and Lock-Up Agreement between Colburn Music Fund and United Rentals, Inc., dated March 17, 2002.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 17th day of March 2002.

                                          UNITED RENTALS, INC.



                                          By:  Michael J. Nolan
                                               ----------------
                                          Name:  Michael J. Nolan
                                          Title:  Chief Financial Officer



                                          UNITED RENTALS (NORTH AMERICA), INC.



                                          By:  Michael J. Nolan
                                               ----------------
                                          Name:  Michael J. Nolan
                                          Title:  Chief Financial Officer

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